Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
                                PREMIER PORTFOLIO
                          PREMIER TAX-EXEMPT PORTFOLIO
                     PREMIER U.S. GOVERNMENT MONEY PORTFOLIO

Special Meetings ("Meetings") of Shareholders of Premier Portfolio, Premier Tax-Exempt Portfolio, and Premier U.S. Government Money Portfolio, all investment portfolios of AIM Treasurer's Series Trust, a Delaware statutory trust ("Trust"), were held on February 29, 2008 and were adjourned, with respect to certain proposals, until March 28, 2008. The Meeting on March 28, 2008 was held for the following purposes:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

The results of the voting on the above matters were as follows:

                                                                                     Withheld/
Matters                                                            Votes For      Abstentions*  *
-------                                                            ---------      -----------
(1)*   Bob R. Baker.........................3,180,370,824                          219,563,036
       Frank S. Bayley......................3,180,341,145                          219,592,715
       James T. Bunch.......................3,134,861,942                          265,071,918
       Bruce L. Crockett....................3,134,861,942                          265,071,918
       Albert R. Dowden.....................3,180,347,214                          219,586,646
       Jack M. Fields.......................3,179,565,440                          220,368,420
       Martin L. Flanagan...................3,180,389,360                          219,544,500
       PersonNameCarl Frischling............3,179,533,640                          220,400,220
       PersonNamePrema Mathai-Davis.........3,179,420,637                          220,513,223
       Lewis F. Pennock.....................3,134,773,033                          265,160,827
       PersonNameLarry Soll, Ph.D...........3,134,776,717                          265,157,143
       Raymond Stickel, Jr. ................3,134,795,153                          265,138,707
       Philip A. Taylor.....................3,178,659,366                          221,274,494

                                                                                                     Withheld/          Broker
                                                                   Votes For       Votes Against     Abstentions       Non-Votes
                                                                   ---------       ------------     -----------        ---------

(2)*   Approve an  amendment  to the  Trust's  Agreement  and
       Declaration  of Trust that  would  permit the Board of
       Trustees  of the Trust to  terminate  the  Trust,  the
       Fund,  and each other  series  portfolio of the Trust, .............
       or a share class without a shareholder vote............ 2,568,893,778        354,476,455      321,667,783       154,895,844


                          PREMIER TAX-EXEMPT PORTFOLIO
                     PREMIER U.S. GOVERNMENT MONEY PORTFOLIO

Special Meetings ("Meetings") of Shareholders of Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio ("Fund), an investment portfolio of AIM Treasurer's Series Trust, a Delaware statutory trust ("Trust"), were held on February 29, 2008 and were adjourned, with respect to certain proposals, until March 28, 2008. The Meeting on March 28, 2008 was held for the following purposes:

Matters
(1) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

(2)(a) Approve modification of fundamental restriction on issuer diversification.

(2)(b) Approve modification of fundamental restrictions on issuing senior securities and borrowing money.

(2)(c) Approve modification of fundamental restriction on underwriting securities.

(2)(d) Approve modification of fundamental restriction on industry concentration.

(2)(e) Approve modification of fundamental restriction on real estate investments.

(2)(f) Approve modification of fundamental restriction on purchasing or selling commodities.

(2)(g) Approve modification of fundamental restriction on making loans.

(2)(h) Approve modification of fundamental restriction on investment in investment companies.

(3)    Approve making the investment objective of the fund non-fundamental.


                                                                                      Votes           Withheld/          Broker
Matters                                                             Votes For        Against         Abstentions        Non-Votes
-------                                                             ---------        -------         -----------        ---------
(1) Premier Tax-Exempt Portfolio...................................95,910,964        847,726           133,889         48,184,247
(2)(a) Premier Tax-Exempt Portfolio................................96,539,647        232,817           120,115         48,184,247
(2)(b) Premier Tax-Exempt Portfolio................................96,539,647        232,817           120,115         48,184,247
(2)(c) Premier Tax-Exempt Portfolio................................96,539,647        232,817           120,115         48,184,247
(2)(d) Premier Tax-Exempt Portfolio................................96,539,647        232,817           120,115         48,184,247
(2)(e) Premier Tax-Exempt Portfolio................................96,539,647        232,817           120,115         48,184,247
(2)(f) Premier Tax-Exempt Portfolio................................96,539,647        232,817           120,115         48,184,247
(2)(g) Premier Tax-Exempt Portfolio................................96,539,647        232,817           120,115         48,184,247
(2)(h) Premier Tax-Exempt Portfolio................................96,539,647        232,817           120,115         48,184,247
(3) Premier Tax-Exempt Portfolio...................................95,830,488      1,062,091              0            48,184,247

Premier U.S. Government Money Portfolio did not receive shareholder votes sufficient to achieve quorum. As a result, Proposals 1, 2(a) - (h) and 3 have failed to pass.

The results of the voting on the above matters were as follows:

                                                                                      Votes           Withheld/          Broker
Matters                                                             Votes For        Against         Abstentions        Non-Votes
-------                                                             ---------        -------         -----------        ---------
(1)      Premier U.S. Government
           Money Portfolio.........................................22,372,020      2,179,236         1,765,650          3,695,938
(2)(a)   Premier U.S. Government Money Portfolio...................22,772,416      2,249,320         1,295,170          3,695,938
(2)(b)   Premier U.S. Government Money Portfolio...................22,750,253      2,271,483         1,295,170          3,695,938
(2)(c)   Premier U.S. Government Money Portfolio...................22,768,761      2,252,820         1,295,325          3,695,938
(2)(d)   Premier U.S. Government Money Portfolio...................22,761,903      2,259,832         1,295,171          3,695,938
(2)(e)   Premier U.S. Government Money Portfolio...................22,745,222      2,276,513         1,295,171          3,695,938
(2)(f)   Premier U.S. Government Money Portfolio...................22,749,061      2,272,674         1,295,171          3,695,938
(2)(g)   Premier U.S. Government Money Portfolio...................22,738,293      2,283,442         1,295,171          3,695,938
(2)(h)   Premier U.S. Government Money Portfolio...................22,772,416      2,249,320         1,295,170          3,695,938
(3)      Premier U.S. Government Money Portfolio...................22,961,167      1,817,570         1,538,169          3,695,938

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 28, 2007 with the SEC under Accession number 0000950134-07-026318.


* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Treasurer's Series Trust.
** Includes Broker Non-Votes.